Exhibit 99.1
ManTech Announces Financial Results for
First Quarter of 2021

•Revenue: $633 million, up 4% from the first quarter of 2020
•EBITDA Margin: 9.7%
•Diluted EPS: $0.79, up 11% from the first quarter of 2020
•Adjusted Diluted EPS: $0.88, up 9% from the first quarter of 2020
•Bookings of $561 million resulting in a book-to-bill ratio of 0.9
•Reiterates 2021 guidance on all measures

HERNDON, Va., May 4, 2021 (GLOBE NEWSWIRE) – ManTech International Corporation (Nasdaq: MANT), a leading provider of innovative technologies and solutions for mission-critical national security programs, today announced financial results for the first quarter of fiscal year 2021, which ended March 31, 2021.

"Healthy profitability was notable in our first quarter results and the strong bottom line execution has placed us on solid footing for the year. Within a dynamic operating environment, we remain focused on executing and leveraging our market position to drive value for our customers and shareholders," said ManTech Chairman, Chief Executive Officer and President Kevin M. Phillips.

Summary Operating Results

	Three months ended March 31,
(In Millions Except Per Share Amounts)	2021	2020
Revenue	$633.2	$610.9
Operating Income	$42.4	$38.9
Net Income	$32.3	$28.7
Diluted EPS	$0.79	$0.71

Non-GAAP Financial Measures*
EBITDA	$61.6	$55.0
EBITDA Margin	9.7%	9.0%
Adjusted Net Income	$36.2	$32.7
Adjusted Diluted EPS	$0.88	$0.81
*Information about ManTech's use of non-GAAP financial measures, including a reconciliation of the non-GAAP financial measures to the most comparable financial measures calculated and presented in accordance with GAAP, is provided under "Non-GAAP Financial Measures."

Revenue was $633 million, up 4% from the first quarter of 2020. In the quarter, revenue growth was driven by a combination of recent contract awards and our acquisitions.

Operating income was $42.4 million for the quarter, up 9% from the first quarter of 2020. Net income was $32.3 million and diluted earnings per share ("EPS") was $0.79, up 13% and 11% from the first quarter of 2020, respectively.

EBITDA was $61.6 million for the quarter, up 12% from the first quarter of 2020, representing an EBITDA margin of 9.7% for the quarter. Adjusted net income was $36.2 million and adjusted diluted EPS was $0.88, up 11% and 9% from the first quarter of 2020, respectively.

Cash Management and Capital Deployment

For the quarter, cash used in operations totaled $8 million. Days sales outstanding (DSO) were 61 days, an increase of 5 days compared to the fourth quarter of 2020.

During the quarter, the Company paid $15.4 million, or $0.38 per share, as part of its regular cash dividend program to its common stockholders of record as of March 12, 2021. As of March 31, 2021, the Company had $6.9 million in cash and cash equivalents and $21.5 million of outstanding borrowings under its $500 million revolving-credit facility, which provides the Company with ample financial capacity to continue funding organic investments, pursue growth-oriented acquisitions and issue dividends while maintaining a strong balance sheet.

The Board of Directors has declared a quarterly dividend of $0.38 to be paid June 25, 2021, to all common stockholders of record as of June 11, 2021, as part of the Company's regular quarterly cash dividend program. Future declarations of dividends and their record and payment dates are subject to the final determination of ManTech's Board of Directors.

Contract Awards

Contract awards (bookings) totaled $561 million in the quarter, representing a book-to-bill ratio of 0.9. ManTech's notable single-award contracts in the quarter include:

•Cybersecurity-as-a-Service for the Federal Bureau of Investigation (FBI). ManTech was awarded a new, 5-year contract totaling $123 million to provide cybersecurity engineering and management for the FBI's Office of the CIO.

•Platform Modernization Engineering for Radar and Electronic Warfare (EW) Systems and Subsystems for the Navy. ManTech was awarded a new, 5-year contract totaling $110 million to provide research, development and intelligent systems engineering for radar and EW systems and subsystems in support of Naval Surface Warfare Center Crane's efforts to modernize legacy platforms.

•Technical and Analytical Services and Systems Engineering for the Department of Defense (DoD). ManTech was awarded a 5-year contract totaling $61 million to continue providing technical and analytical services and systems engineering in support of the DoD's Irregular Warfare Technical Support Directorate (IWTSD).

The Company also received a number of additional contract awards in the quarter including several extensions to existing contracts and new contracts from various customers.

The Company’s backlog of business at quarter end was $10.1 billion including $1.4 billion of funded backlog.

Forward Guidance

The Company has reiterated the range of its 2021 guidance for revenue, adjusted net income and adjusted diluted earnings per share as specified in the table below.

Measure	Fiscal 2021 Guidance
Revenue (billion)	$2.65 - $2.75
Adjusted Net Income* (million)	$142.5 - $147.4
Adjusted Diluted EPS*	$3.48 - $3.60
*Information about ManTech's use of non-GAAP financial measures is provided under "Non-GAAP Financial Measures"

Adjusted net income and adjusted diluted EPS exclude amortization of acquired intangibles and the related tax impact. The Company does not provide a reconciliation of forward-looking adjusted net income and adjusted diluted EPS, due to inherent difficulty in forecasting and quantifying these non-GAAP exclusions that are necessary for such reconciliation without unreasonable efforts. Material changes to any one of these items could have significant effect on future GAAP results.

ManTech Chief Financial Officer Judith L. Bjornaas said, "We remain focused on continuing our steadfast financial execution augmented with disciplined capital allocation to create long-term shareholder value."

Conference Call

ManTech executive management will hold a conference call on May 4, 2021, at 5 p.m. Eastern to discuss the financial results and outlook and answer questions. Analysts may participate on the conference call by dialing (877) 638-9567 (domestic) or (253) 237-1032 (international) and entering passcode 5680248. The conference call will be webcast simultaneously to the public through a link on the Investor Relations section of the ManTech website (http://investor.mantech.com). A replay of the conference call will be available on the ManTech website approximately 2 hours after the conclusion of the conference call.

About ManTech International Corporation

ManTech provides mission-focused technology solutions and services for U.S. defense, intelligence community and federal civilian agencies. In business more than 50 years, we excel in full-spectrum cyber, data collection & analytics, enterprise IT, systems and software engineering solutions that support national and homeland security. Additional information about ManTech can be found at www.mantech.com.

Forward-Looking Information

Statements and assumptions made in this press release, which do not address historical facts, constitute “forward-looking” statements that ManTech believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” or “estimate,” or the negative of these terms or words of similar import, are intended to identify forward-looking statements.

These forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes we anticipate. Factors that could cause actual results to differ materially from the results we anticipate include, but are not limited to, the following: failure to maintain our relationship with the U.S. government, or the failure to compete effectively for new contract awards or to retain existing U.S. government contracts; adverse changes in U.S. government spending for programs we support, whether due to changing mission priorities, socio-economic policies or federal budget constraints generally; disruptions to our business or damage to our reputation resulting from cyber attacks and other security threats; disruptions to our business resulting from the COVID-19 pandemic or other similar global health epidemics, pandemics and/or other disease outbreaks; inability to recruit and retain a sufficient number of employees with specialized skill sets or necessary security clearances who are in great demand and limited supply; failure to compete effectively for awards procured through the competitive bidding process, and the adverse impact of delays resulting from our competitors' protest of new contracts that are awarded to us; failure to obtain option awards, task orders or funding under contracts; the government renegotiating, modifying or terminating our contracts; failure to comply with, or adverse change in, complex U.S. government laws and procurement regulations; adverse results in U.S. government audits or other investigations of our government contracts; failure to successfully integrate acquired companies or businesses into our operations or to realize any accretive or synergistic effects from such acquisitions; failure to mitigate risk associated with conducting business internationally; and adverse change in business conditions that may cause our investments in recorded goodwill to become impaired. These and other risk factors are more fully discussed in the section entitled "Risk Factors" in ManTech's Annual Report on Form 10-K previously filed with the Securities and Exchange Commission on Feb. 19, 2021, Item 1A of Part II of our Quarterly Reports on Form 10-Q, and, from time to time, in ManTech's other filings with the Securities and Exchange Commission.

The forward-looking statements included herein are only made as of the date of this press release, and ManTech undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

MANTECH INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands Except Share and Per Share Amounts)

	(unaudited)
	March 31, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$6,924	$41,193
Receivables—net	428,755	400,621
Prepaid expenses	30,206	26,243
Taxes receivable—current	14,339	21,968
Other current assets	6,921	6,354
Total Current Assets	487,145	496,379
Goodwill	1,237,733	1,237,894
Other intangible assets—net	195,352	202,231
Property and equipment—net	128,242	121,296
Operating lease right of use assets	89,108	94,825
Employee supplemental savings plan assets	38,206	37,848
Investments	11,548	11,549
Other assets	13,065	11,642
TOTAL ASSETS	$2,200,399	$2,213,664
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Accounts payable	$122,549	$142,360
Accrued salaries and related expenses	120,875	123,953
Contract liabilities	30,383	37,218
Operating lease obligations—current	30,374	30,105
Accrued expenses and other current liabilities	9,990	15,177
Total Current Liabilities	314,171	348,813
Deferred income taxes	143,100	141,638
Operating lease obligations—long term	76,463	80,242
Accrued retirement	32,560	36,310
Long-term debt	21,500	15,000
Other long-term liabilities	12,177	12,249
TOTAL LIABILITIES	599,971	634,252
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Common stock, Class A—$0.01 par value; 150,000,000 shares authorized; 27,664,279 and 27,538,474 shares issued at March 31, 2021 and December 31, 2020; 27,420,166 and 27,294,361 shares outstanding at March 31, 2021 and December 31, 2020	277	275
Common stock, Class B—$0.01 par value; 50,000,000 shares authorized; 13,176,695 and 13,176,695 shares issued and outstanding at March 31, 2021 and December 31, 2020	132	132
Additional paid-in capital	549,811	545,717
Treasury stock, 244,113 and 244,113 shares at cost at March 31, 2021 and December 31, 2020	(9,158)	(9,158)
Retained earnings	1,059,608	1,042,676
Accumulated other comprehensive loss	(242)	(230)
TOTAL STOCKHOLDERS' EQUITY	1,600,428	1,579,412
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,200,399	$2,213,664

MANTECH INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In Thousands Except Per Share Amounts)

	(unaudited) Three months ended March 31,
	2021	2020
REVENUE	$633,224	$610,912
Cost of services	542,717	520,291
General and administrative expenses	48,086	51,723
OPERATING INCOME	42,421	38,898
Interest expense	(354)	(655)
Interest income	40	50
Other (expense), net	(121)	(22)
INCOME FROM OPERATIONS BEFORE INCOME TAXES AND EQUITY METHOD INVESTMENTS	41,986	38,271
Provision for income taxes	(9,657)	(9,591)
Equity in (losses) of unconsolidated subsidiaries	(1)	(1)
NET INCOME	$32,328	$28,679
BASIC EARNINGS PER SHARE:
Class A common stock	$0.80	$0.71
Class B common stock	$0.80	$0.71
DILUTED EARNINGS PER SHARE:
Class A common stock	$0.79	$0.71
Class B common stock	$0.79	$0.71

MANTECH INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	(unaudited) Three months ended March 31,
	2021	2020
CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES:
Net income	$32,328	$28,679
Adjustments to reconcile net income to net cash flow from (used in) operating activities:
Depreciation and amortization	19,152	16,138
Noncash lease expense	8,023	5,995
Stock-based compensation expense	3,443	2,635
Deferred income taxes	1,462	4,148
Change in allowance for bad debts	(999)	—
Loss on sale and retirement of property and equipment	15	22
Equity in losses of unconsolidated subsidiaries	1	1
Contract loss reserve	—	(372)
Change in assets and liabilities—net of effects from acquired businesses:
Receivables—net	(26,823)	(34,686)
Prepaid expenses	(3,960)	(7,620)
Taxes receivable—current	7,629	5,403
Other current assets	1,295	(102)
Employee supplemental savings plan asset	(358)	4,822
Other long-term assets	(2,051)	(997)
Accounts payable	(19,862)	27,450
Accrued salaries and related expenses	(3,015)	968
Operating lease obligations	(8,941)	(6,640)
Contract liabilities	(6,386)	8,926
Accrued expenses and other current liabilities	(4,963)	(4,014)
Accrued retirement	(3,750)	(8,089)
Other long-term liabilities	(66)	—
Other	(307)	(27)
Net cash flow from (used in) operating activities	(8,133)	42,640
CASH FLOWS FROM (USED IN) INVESTING ACTIVITIES:
Purchases of property and equipment	(17,854)	(25,370)
Investment in capitalized software	—	(4,402)
Net cash used in investing activities	(17,854)	(29,772)
CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES:
Borrowing under revolving credit facility	131,000	231,500
Repayments under revolving credit facility	(124,500)	(153,000)
Dividends paid	(15,388)	(12,861)
Proceeds from exercise of stock options	3,142	2,055
Payment consideration to tax authority on employees' behalf	(2,489)	(777)
Principal paid on financing leases	(47)	(35)
Net cash flow from (used in) financing activities	(8,282)	66,882
NET CHANGE IN CASH AND CASH EQUIVALENTS	(34,269)	79,750
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	41,193	8,854
CASH AND CASH EQUIVALENTS, END OF PERIOD	$6,924	$88,604

Non-GAAP Financial Measures (Unaudited)

To supplement the review of ManTech's consolidated financial statements presented on a GAAP basis, the Company has provided non-GAAP calculations of certain financial measures. ManTech uses and refers to EBITDA, EBITDA margin, adjusted net income and adjusted EPS, all of which are non-GAAP financial measures. These non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for the comparable GAAP measures.

ManTech’s management believes that these non-GAAP financial measures provide additional useful information regarding the Company’s operational and financial results. These non-GAAP financial measures eliminate the effect of non-cash items such as depreciation of tangible assets and amortization of intangible assets primarily recognized in business combinations as well as the effect of discrete tax items which we do not believe are indicative of our core operating performance. These non-GAAP financial measures are considered important and frequently utilized by investors and financial analysts covering ManTech’s industry. The Company’s computation of its non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies, thus limiting their use for comparability.

The following tables present selected financial data, including the reconciliation of the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP.

EBITDA is calculated by excluding depreciation and amortization expense, interest expense, interest income, other expense, income taxes and equity in losses of unconsolidated subsidiaries from net income.

EBITDA margin is calculated by dividing EBITDA by revenue.

	Three months ended March 31,
(In Thousands)	2021	2020
NET INCOME	$32,328	$28,679
Equity in losses (earnings) of unconsolidated subsidiaries	1	1
Provision for income taxes	9,657	9,591
INCOME FROM OPERATIONS BEFORE INCOME TAXES AND EQUITY METHOD INVESTMENTS	$41,986	$38,271
Other expense (income), net	121	22
Interest income	(40)	(50)
Interest expense	354	655
Depreciation and amortization	19,152	16,138
EBITDA	$61,573	$55,036
EBITDA Margin	9.7%	9.0%

Adjusted net income is calculated by excluding the following items and the related tax impacts from net income: (i) amortization of acquired intangible assets and (ii) discrete tax items.

Adjusted diluted EPS is calculated by dividing adjusted net income by the diluted weighted average number of shares outstanding.

	Three months ended March 31,
(In Thousands Except Per Share Amounts)	2021	2020
NET INCOME	$32,328	$28,679
Amortization of acquired intangibles	4,994	5,358
Adjustments for tax effect	(1,149)	(1,345)
ADJUSTED NET INCOME	$36,173	$32,692

ADJUSTED DILUTED EPS
Class A common stock	$0.88	$0.81
Class B common stock	$0.88	$0.81
Note: Figures may not add due to rounding.

Investor Relations	Media
Stephen Vather	Sheila Blackwell
VP, M&A and Investor Relations	VP, Enterprise Marketing & Communications
(703) 218-6093	(301) 717-7345
Stephen.Vather@ManTech.com	Sheila.Blackwell@ManTech.com